POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints Robert B. Porter, Diana C. Toman and Zoe A. Vantzos, and each of them, signing singly, the undersigned’s true and lawful attorney-in-fact to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC; (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director of Compass Minerals International, Inc. (“Compass Minerals”), any Forms 3, 4 and 5 or any amendments thereto, in accordance with Section 16 of the Exchange Act and the rules and regulations thereunder; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and any amendments thereto and timely file such form with the SEC and any stock exchange or other authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to each such attorney-in-fact. The undersigned acknowledges that the foregoing attorneysinfact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Compass Minerals assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Compass Minerals, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneysinfact. The undersigned understands and acknowledges that the SEC requires any electronic requests for a Form ID and/or Passphrase be authenticated. The undersigned hereby confirms the authenticity of any such electronic request submitted for a Form ID and/or Passphrase, or any update thereto, by any of the foregoing attorneys-in-fact on or after the date hereof. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___ day of ___________, 2019.       ____________________________________        Name: